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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-8 of our report dated March 20, 2002 relating to the financial statements and financial statement schedule of Rouge Industries, Inc., which appears in Rouge Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 17, 2002